                                                            EXHIBIT 10.2

Note: Portions of this exhibit indicated by "[*]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of this Company's confidential treatment request.

                    CONTRACT FOR THE SALE AND PURCHASE OF
                  EQUIPMENT AND ANCILLARY FACILITIES FOR THE
                   ESTABLISHMENT OF A WIRELESS ACCESS SYSTEM



                        AZ COMMUNICATIONS NETWORK, INC.



                                   - and -



                         AIRSPAN COMMUNICATIONS LIMITED



                                October 25, 1999


                             CONTRACT NO. CN99-002

                               TABLE OF CONTENTS

          SECTION 1                    DEFINITIONS

          SECTION 2                    SCOPE OF THE CONTRACT

          SECTION 3                    PRICE

          SECTION 4                    TERMS OF PAYMENT

          SECTION 5                    DELIVERY

          SECTION 6                    MARKING AND LABELING

          SECTION 7                    PACKING AND SHIPMENT

          SECTION 8                    TRANSFER OF RISK AND TITLE

          SECTION 9                    INSPECTION, TESTING AND
                                       ACCEPTANCE

          SECTION 10                   WARRANTY

          SECTION 11                   FOR EXTENSION OF WARRANTY

          SECTION 12                   INSURANCE

          SECTION 13                   PATENTS

          SECTION 14                   TRADEMARKS

          SECTION 15                   CONFIDENTIALITY AND USE
                                       OF INFORMATION

          SECTION 16                   LIQUIDATED DAMAGES

          SECTION 17                   LIMITATION OF LIABILITY

          SECTION 18                   FORCE MAJEURE

          SECTION 19                   CHANGES

          SECTION 20                   APPLICABLE DOCUMENTS

          SECTION 21                    ORDER OF PRECEDENCE

          SECTION 22                    SEVERABILITY

          SECTION 23                    SUCCESSION AND ASSIGNMENT

          SECTION 24                    TERMINATION

          SECTION 25                    ARBITRATION

          SECTION 26                    INTERPRETATION

          SECTION 27                    ADDRESSES

          SECTION 28                    EXECUTION IN COUNTERPARTS

          SECTION 29                    EFFECTIVITY OF THE CONTRACT

                                ***

This Contract For The Sale and Purchase Of Equipment And Ancillary Facilities For The Establishment of a Wireless Access System is entered into this 25/th/ day of October 1999, between the following parties:


     AZ COMMUNICATIONS NETWORK INCORPORATED, a corporation organized and existing under the laws of the Republic of the Philippines and having its principal office at 8/th/ Floor DPC Place, 2322 Chino Roces Avenue, Makati
                         ------------------------------------------------------
     City, Philippines, represented in this act by its Director for Engineering,
     -----------------
     Felizardo P. dela Merced and hereinafter referred to as "AZCOM";

                                   - a n d -

     AIRSPAN COMMUNICATIONS LIMITED, a corporation organized and existing under the laws of the United Kingdom and having its registered address at Cambridge House, Oxford Road, Uxbridge Middlesex, UB8, 1UN, United Kingdom,
     --------------------------------------------------------------------------
     represented in this act by Henrik Smith-Petersen, Regional Sales Vice President, and hereinafter referred to as "ACL".


     (AZCOM and ACL may be individually referred to as a "Party" and collectively the "Parties")


WHEREAS, ACL has represented itself to be a qualified and reliable supplier of certain equipment, including spares, tools and test equipment and documentation for the establishment of Wireless Access System Network and has offered to supply the same to AZCOM.

WHEREAS, AZCOM is the holder of a valid franchise issued by the Congress of the Republic of the Philippines and is duly authorized to provide telecommunications services throughout the Philippines.

WHEREAS, pursuant to its authority to provide telecommunications services, AZCOM has expressed its desire to acquire a wireless access system as contemplated by this Contract.

WHEREAS, ACL has agreed to supply, and AZCOM is willing to purchase, the said equipment under such terms and conditions mutually agreeable to the Parties.



NOW, THEREFORE, for and in consideration of the foregoing, this Contract is entered into under the following terms and conditions:

1    DEFINITIONS
     -----------

     For purposes of this Contract, the following terms shall have the meanings indicated and the plural form of any term defined herein in the singular shall merely express the grammatical plural of that defined term:

     "Contract"                 refers to this Contract For The Sale and
                                Purchase Of Equipment And Ancillary Facilities
                                For The Establishment of a Wireless Access
                                System together with its annexes and the other documents specifically considered its integral parts.

     "Acceptance Test Program"  refers to the series of steps to be taken in conducting the necessary tests and inspection of a System to verify its compliance with the Specifications, as determined by AZCOM.

     "Cell Site"                refers to the area of coverage around each base
                                station wherein it can provide reliable service in accordance with the Specifications.

     "Equipment"                refers to the Wireless Access System (WAS)
                                comprising of the required hardware and software which shall include base stations, subscriber terminals, RF and indoor units, antennas and feeders, and other related installation materials as described in Annex A, which ACL is required to deliver under this Contract, and to install, test and commission under the Services
                                Contract.

     "System Acceptance"        refers to the issuance of a System Acceptance
                                certificate by AZCOM after the completion of the System Acceptance Test to certify that the System installed by ACL fully complies with the Specifications.

     "System Acceptance Test"   refers to the test conducted by AZCOM in
                                accordance to an agreed Acceptance Test Program to determine if the System installed fully complies with the Specifications.


     "Network"                  refers to the combination of Systems and
                                Equipment together with the required
                                infrastructure to provide the functionalities and coverage defined in the Specifications.

     "Price" refers to the total price to be paid by AZCOM to ACL in consideration for the complete and faithful performance by ACL of its duties and responsibilities under this Contract.

     "Project"                  refers to the undertaking or activity subject of
                                this Contract and the Services Contract.

     "Schedule"                 refers to the timetable describing the
                                activities and the period within which to complete each and every System, the Network and the Project, as described in Annex B.

     "Services Contract"        refers to Contract No. CN99-002/S between AZCOM
                                and ACL dated October 25, 1999, for the
                                performance of services relating to the
                                installation, testing and commissioning
                                supervision, technical assistance, and other incidental services including in-land transportation, insurance and warehousing of the Equipment.

     "Spares" refers to the items or materials to be used as replacement or reserve for maintenance purposes of the Equipment during and after the Warranty Period, which shall likewise be subject to acceptance testing.

     "Specifications"           refers to the technical specifications of the
                                Equipment as described in the Protocol (Annex
                                B).

     "Warranty Period"          refers to the period of time from System
                                Acceptance up to 18 months thereafter. The
                                Warranty Period shall be extended when the requirements of the performance monitoring as described in Annex B is not met.

2    SCOPE OF THE CONTRACT
     ---------------------

     2.1 ACL undertakes to deliver the Equipment listed in Annex A and takes full responsibility of ensuring that the Equipment, when installed, tested and commissioned in accordance with the terms and conditions of the Services Contract, shall meet in all respects the Specifications.

     2.2 The Parties agree that the enumeration or listing of the Equipment in Annex A shall suffice the Year 2 requirements of AZCOM, i.e. 20 base
                                    ------
          stations, 322 customer terminals, the network management system and the required functionalities as described in the Specifications. It is further agreed that Annex A is not restrictive or conclusive. Accordingly, if the Equipment installed fail to meet the Specifications on account of the non-inclusion of certain parts or materials, or some of the listed parts or materials are inadequate, ACL shall deliver or replace the required parts or materials without additional cost or expense on the part of AZCOM.

     2.3 In consideration for the performance by ACL of its obligations under this Contract, AZCOM shall pay ACL the Price in accordance with the terms of payment described in Section 4 hereof.


3    PRICE
     -----

     3.1 Subject to the compliance by ACL with the terms and conditions of this Contract, AZCOM shall pay ACL the following:

                                      [*]

     3.2  The Price shall be firm up to the completion of the Project.

     3.3 The Price covers all taxes, customs duties, license fees, brokerage fees, forwarding fees and other charges which may be imposed on the Equipment by authorities other than the Republic of the Philippines as well as by authorities of other countries where the Equipment shall originate. Should ACL be liable for any income tax in the Philippines arising out of the Project or this Contract, the same shall be for ACL's account.

     3.4 In the event the full amounts provided for the cost of the Equipment and Spares are not utilized ACL shall return the proportionate amount representing the value of Equipment and Spares which were not utilized in a manner to be described in a separate letter by AZCOM.


4    TERMS OF PAYMENT
     ----------------

     4.1 Subject to the rules and regulations of the Bangko Sentral ng Pilipinas, AZCOM shall pay the Price in accordance with the following schedule:

_______________

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     (a) The downpayment, which is equivalent to ten percent (10%) of the Price, shall be paid within thirty one (31) calendar days from the signing of this Contract and upon receipt of a correct invoice by AZCOM from ACL. ACL is not obligated to ship the Equipment prior to its receipt of the downpayment.

     (b)  Payment on Shipment

          Twenty percent (20%) of the price of the shipped Equipment shall be paid by AZCOM within thirty (30) calendar days from receipt of AZCOM of appropriate shipping documentation and correct invoice from ACL.

     (c)  Progress Payments

          c.1 Twenty percent (20%) of the price of the shipped Equipment shall be paid by AZCOM to ACL within thirty (30) days after the System Acceptance of the eighth (8/th/) base station or after one hundred and twenty (120) days from the arrival of the Equipment at the warehouse of ACL in the Philippines, which ever comes first.

          c.2 Twenty percent (20%) of the price of the shipped Equipment shall be paid by AZCOM to ACL within thirty (30) days after the System Acceptance of the thirteenth (13/th/) base station or after two hundred and forty (240) days from the arrival of the Equipment at the warehouse of ACL in the Philippines, which ever comes first.

          c.3 Twenty percent (20%) of the price of the shipped Equipment shall be paid by AZCOM to ACL within thirty (30) days after the System Acceptance of the seventeenth (17/th/) base station or after three hundred and sixty five (365) days from the arrival of the Equipment at the warehouse of ACL in the Philippines, which ever comes first.

              To secure the above progress payments, a letter of credit shall be issued by AZCOM in favor of ACL. Any and all costs to be incurred for the processing and issuance of the letter of credit shall be for the account of ACL to the extent of 1.6% of the face value of the letter of credit. In case the costs for such letter of credit shall exceed 1.6% as above-mentioned, the Parties hereto agree that they shall negotiate in good faith as to who shall bear the excess cost thereof and to what extent.

              Receipt by AZCOM of correct invoice from ACL is required for all program payment.

     (d) The balance of ten percent (10%) of the price of the shipped Equipment shall be paid five hundred forty (540) days from the arrival of the Equipment at the warehouse of ACL in the Philippines and the receipt of correct invoice by AZCOM from ACL. Notwithstanding the foregoing, AZCOM shall not be obliged to make the payment of the balance of ten percent (10%) until all base stations have undergone System Acceptance.

4.2 AZCOM shall be responsible for securing all the required authorizations from the Bangko Sentral ng Pilipinas for the payments to be made under this contract.

     4.3 ACL shall be responsible for the submission of all the required billings/invoices under this Contract.

     4.4 All bank charges, which may be incurred outside the Philippines on account of the above-mentioned payments, shall be borne by ACL.


5    DELIVERY
     --------

     5.1 ACL shall deliver the Equipment on CIP Manila Port basis. Unless otherwise provided for in this Contract, the delivery shall conform to the latest provisions of INCOTERMS.

     5.2 In the delivery of the Equipment, ACL shall faithfully comply with the provisions of the Global Comprehensive Import Supervision Scheme of the Bangko Sentral ng Pilipinas.

     5.3 ACL shall submit all the required documents to SGS (at the country of origin) at the time of inspection.

     5.4 ACL shall send to AZCOM a copy of SGS inspection report duly signed by the representatives of SGS and ACL.


6    MARKING AND LABELING
     --------------------

     Except as the Parties may otherwise decide, all labels, identification markers, handbooks, drawings and other documents required to be submitted by ACL under this Contract shall be in the English language.


7    PACKING AND SHIPMENT
     --------------------

     The packing and shipment of all the items and components of the Equipment shall conform to the following conditions:

     7.1 The packing shall be in accordance with the standard prevailing practice for the export packing of each item, with shipping and delivery marks made at the instructions of AZCOM.

     7.2 All the items to be supplied by ACL shall be brand new. Under no circumstances will second hand or used items be supplied by ACL.

     7.3 The items or components, which do not meet the Specifications or are below acceptance standards shall be rejected by AZCOM. The items or components rejected by AZCOM, including those, which were damaged due to inadequate or improper packing, shall be repaired or replaced by ACL, at the discretion of, and at no cost to AZCOM. The expenses of transportation of the damaged and replacement parts, including the customs duties and other charges or fees that may be assessed for the importation of the replacement parts, shall be borne by ACL.

     7.4 All items or components erroneously delivered to AZCOM must be claimed by ACL from AZCOM within ten (10) from receipt of notice by ACL from AZCOM.

     7.5 AZCOM shall not be liable for any damage to or deterioration of any part of the Equipment, which was erroneously delivered by ACL.

     7.6 ACL shall notify AZCOM via fax of the estimated arrival date of the vessel of any particular shipment and shall send to AZCOM copies of the relevant documents enumerated in Section 7 hereof.

     7.7 ACL, with the assistance of AZCOM, shall obtain the necessary customs clearance for the Equipment and exert its best efforts to have the period for customs clearance promptly accomplished after the arrival of the Equipment at the Manila Port.


8    TRANSFER OF RISK AND TITLE
     --------------------------

     8.1 Notwithstanding any contrary provision in this Contract, title over the Equipment shall pass to AZCOM upon arrival of Equipment at designated Philippine Port and payment of AZCOM to ACL of 30% (downpayment + payment on shipment) of the price of the shipped Equipment as defined in 4.1 (a) and (b).

     8.2 The risk of loss or damage to the Equipment shall be assumed by AZCOM only after the System Acceptance.


9    INSPECTION, TESTING AND ACCEPTANCE
     ----------------------------------

     9.1  Acceptance

          9.1.1 The Acceptance Test Program shall be prepared by ACL and submitted to AZCOM for its comments at least two (2) weeks before the conduct of the acceptance testing. AZCOM shall give its comments or signify its concurrence to the program within one (1) week from the date of its submission by ACL. The Acceptance Test Program shall not be implemented without the prior written approval of AZCOM.

          9.1.2  System Acceptance

               (a) A System shall be considered complete and ready for Site Acceptance Test when all the items and components of the Equipment comply with the Specifications and is, in ACL's judgment, in working order.

               (b) ACL shall inform AZCOM in writing of the completion and readiness for acceptance testing of a System at least five
                    (5) working days in advance of the scheduled testing.

                    The System Acceptance Test shall be conducted by AZCOM under the supervision of ACL within a period of seven (7) calendar days for each System and shall be conducted in accordance with the test protocol. ACL shall immediately correct any defect for which it may be responsible. Upon successful Site Acceptance Test, an Site Acceptance Certificate shall be issued by AZCOM within five
                    (5) working days. In case the Network is put into commercial operation by AZCOM before the Initial Acceptance without ACL's written approval, the Site acceptance certificate shall be deemed to have been issued by AZCOM at the time of commencement of commercial operation.

        9.1.3  Performance Monitoring

               During the Warranty Period the Network shall, at AZCOM discretion, be tested to ensure that the System Performance is in line with the System Specifications.

               These tests shall be as follows

               .  System Functionality Test
               .  Long Term BER Tests
               .  Output Power Measurements on the Base Station

               Before any test is conducted, AZCOM shall notify ACL two weeks in advance that a test is to be conducted. ACL shall have the option of being present at any test. If a test is conducted while ACL is not present and the result are a failure, AZCOM shall notify ACL so that the test can be repeated after an investigation by ACL. If the test fails again ACL shall be given 30 days to apply corrective action. If after 30 days no corrective action has been taken or a subsequent test again fails, the System under test shall be deemed to have failed Performance Monitoring and the Warranty Period shall be extended.

               Once a system has failed Performance Monitoring ACL shall be required to take corrective action, including the complete replacement of the system in question.

               The System Functionality test as defined by AZCOM may include, but not limited to the following:

               .  System Installation and Service Provisioning
               . System Connectivity: 64kbit/s and 128kbit/s Leased Line Data Services
               .  Network Management System functionality test


               The Long Term BER Test shall be:

               . 168 hour BER. A pass shall be when the average BER is better that 10/-7/

               The Output Power Test shall be:

               . CT Output Power is within 1.5dB of commissioned level. (Commissioned values are defined within the Acceptance Test Protocol Result)

          9.1.5 In case the System fails to meet the acceptable performance monitoring standards within two (2) years from the date of Acceptance, the Parties shall confer within thirty (30) days from the date such failure becomes apparent to discuss the possible solutions to the problem which solutions shall include, but not be limited to, the correction of any defect, the repair or replacement of parts, the replacement of the equipment with another which complies with the required performance standards or the payment by ACL to AZCOM of all costs necessary to enable the System to comply with acceptable performance standards. Notwithstanding the foregoing and in case the Parties reach no agreement within sixty (60) days from their initial meeting, ACL shall replace, at no cost to AZCOM, the equipment concerned with another equipment which complies with the performance standards. If at the end of the above-mentioned sixty (60) days period no replacement equipment is available or the replacement equipment is available or the replacement equipment still does not comply with the performance standards, then ACL shall pay AZCOM all the cost necessary for AZCOM to undertake measures, on its own, to make the System comply with acceptable performance standards.

          9.1.6 The Spares, tools and test equipment shall be subject to acceptance testing by AZCOM under the supervision of ACL before their delivery at AZCOM's warehouse. AZCOM shall also inspect the Spares, tools and test equipment delivered, and, upon its determination that the same comply with the Specifications, issue an acceptance certificate within two
                    (2) weeks after acceptance testing.


10   WARRANTY
     --------

     10.1 ACL warrants that:

          10.1.1 Each item of the Equipment delivered shall be free from any defect in design, material and workmanship during the Warranty Period or any extensions thereof.

          10.1.2 The supply of the Spares at reasonable costs shall be available for a period of ten (10) years from the date of the System Acceptance of the last System. If the manufacture of any of the Spares ceases due to technical development, ACL shall supply equivalent replacement parts together with the accessories, if needed, at reasonable cost.

     10.2 AZCOM agrees to promptly advise ACL, in writing, of any defect in the Equipment or parts thereof as soon as they come to the attention of AZCOM. ACL shall examine and remove the faults as soon as possible but not to exceed two (2) weeks from the date the defects are made known to ACL. During the Warranty Period, AZCOM shall have the right to reject any part of the Equipment that is found defective due to faulty design, inferior materials or inadequate workmanship, or found to be not in accordance with the Specifications. ACL shall promptly replace or repair the defective part at no cost to AZCOM. The Parties shall mutually agree on whether the defective part(s) of the Equipment shall be replaced or repaired by ACL. The replacement of the defective part shall likewise be factory tested and approved for use in the manufacturer's factory.

     10.3 All costs, Philippine customs duties, taxes and other local impositions and charges which may be incurred in replacing the imperfect, defective or unsuitable parts of the Equipment shall be for the account of ACL. Replaced parts shall become ACL's property and must be claimed from AZCOM within ten (10) days from the installation of the replacement part. The obligations of ACL under Sections 10.1 and 10.2 hereof shall not cover ordinary wear and tear of the Equipment or other defects traceable to circumstances beyond ACL's control, such as unsuitable operating means, chemical, electro-mechanical or electrical influences and damages, or were otherwise caused by the unnecessary interference of AZCOM or any unauthorized third party.

     10.4 After the System Acceptance, the liability described in the immediately preceding paragraph shall not cover consumable items, such as lamps and fuses, except in cases of proven "batch" failure of the said items.

     10.5 Warranty Period for spares, tools, test equipment and subscriber terminals delivered in accordance with Article 9.1.2 (d) above shall start from date of Acceptance certificate.


11   BOND FOR EXTENSION OF WARRANTY

     11.1 In the event that the Warranty Period of the equipment is extended due to failure of the Equipment to satisfy the requirements of performance monitoring as described in Annex B, ACL shall file a warranty bond in favor of AZCOM in an amount equivalent to 10% of the price of the affected equipment. The bond shall remain effective until the requirements of system performance monitoring is satisfied, otherwise, term of Section 9.1.3 shall apply.

     11.2 The said warranty bond shall be denominated on US Dollars, in the form of a letter of credit, and must be obtained only from banks or bonding companies acceptable to AZCOM.


12   INSURANCE
     ---------

     ACL shall, at its expense, obtain insurance coverage for the Equipment, which shall be valid and effective until the System Acceptance of each System. Upon request by AZCOM, ACL shall provide AZCOM a copy of the insurance policy prior to the initial shipment of the Equipment.


13   PATENTS, TRADEMARKS AND OTHER INTELLECTUAL PROPERTY RIGHTS
     ----------------------------------------------------------

     13.1 ACL shall exert all efforts to ensure that the Equipment will not infringe any pending or existing patents, trademarks and other intellectual property rights under which a third party may claim damages from AZCOM with respect to the use of the Equipment.

     13.2 In case such claims or actions are brought against AZCOM, ACL shall, at its expense, defend AZCOM and/or any of its directors, officers or employees from any complaint for infringement of patents, trademarks and other intellectual property rights. In the event such third party secures a favorable judgment for the payment of royalties or damages, ACL shall pay such royalties or damages for and on behalf of AZCOM or its directors, officers or employees. Additionally, ACL undertakes to either alter the Equipment in such a way that it will no longer infringe the patent, trademarks and other intellectual property rights of such third party, or replace the Equipment with another equipment, of an equal or greater functionality, which will not infringe the aforesaid patent, trademarks and other intellectual property rights, or procure for AZCOM the right to use the Equipment at no cost to AZCOM. Any such alteration or replacement shall be made only after prior written approval of AZCOM.

     13.3 ACL shall not be responsible for infringement of patent, trademarks and other intellectual property rights unless ACL has been notified in writing by AZCOM without delay of such claim.

     13.4 AZCOM undertakes to furnish ACL whatever information is available to it to assist ACL in defending such proceedings and shall not, save insofar as it may be necessary to comply with any applicable law or government regulation, enter into any Contract with third parties or take any legal action thereon without the prior consent of ACL.

     13.5 AZCOM shall not contest the validity of any patent, trademarks and other intellectual property rights owned or authorized to be used by ACL nor lend support to any third party contesting such validity. Furthermore, AZCOM shall not make any admission, which might be prejudicial to any claim or action from such third party except in compliance with the law, court order or any government rules and regulations.


14   USE OF ACL TRADEMARKS
     ---------------------

     AZCOM shall not, without ACL's written permission, use in advertising, publicity, or similar actions any of ACL's tradename, trademark, trade device, service mark, symbol, code or any abbreviation, contraction or simulation thereof nor shall AZCOM claim any ownership thereof. However, AZCOM is not prohibited from representing that the Equipment was obtained from ACL.


15   CONFIDENTIALITY AND USE OF INFORMATION
     --------------------------------------

     15.1 All business and technical information and data including all software provided by either Party and related documentation, in whatever form provided, recorded or unrecorded (hereinafter collectively referred to as "Information"), which the Parties may furnish or have furnished each other in anticipation of this Contract shall:

          (a)  be used solely for the purpose for which it was furnished;
          (b)  be treated in strictest confidence and protected;
          (c)  not be reproduced, except as necessary for its authorized use;
               and
          (d) if in tangible form, shall be returned together with all copies thereof, including the promotional materials, when demanded by either Party or no longer needed.

     15.2 The obligations of confidentiality and restricted use are not applicable to those portions of the Information that, free from any obligation to maintain confidential, were previously known to, or that fall into public knowledge without the fault of either Party, or which the Parties have agreed in writing need not be kept confidential.

16   LIQUIDATED DAMAGES
     ------------------

     16.1 AZCOM shall have the right to claim liquidated damages from ACL in case ACL fails to meet the scheduled date of System Acceptance of a System.

     16.2 In case of failure to meet the scheduled date of System Acceptance of a System, ACL shall pay AZCOM in United States Dollars, liquidated damages in an amount equivalent to 0.10% of the Price for each day of delay, Sundays and Holidays included.

     16.3 Where the right to claim liquidated damages exists, the liquidated damages payable per affected System shall be as follows:

          .    For the sites to be completed in November     : 16%
          .    For the sites to be completed in December     : 16%
          .    For the sites to be completed in January      : 16%
          .    For the sites to be completed in February     : 10%

          In addition, ACL must replace the affected System with a part of an equal or greater functionality.

     16.4 In consideration of the aggressive schedule of the Project Implementation as shown in Annex B, ACL shall be allowed extra time to meet the schedule date of completion as follows:

          .    For the sites to be completed in November     : 60 days
          .    For the sites to be completed in December     : 60 days
          .    For the sites to be completed in January      : 30 days
          .    For the sites to be completed in February     : 15 days


          The above means that liquidated damages can only be claimed by AZCOM against ACL after the above extension time has been exceeded.

     16.5 The claim of AZCOM for liquidated damages against ACL shall not prejudice the exercise of AZCOM of its other right and privileges under the contract.

     16.6 Any deferment on the part of AZCOM to remit the downpayment within ten
          (10) days of Contract signing shall allow ACL an extension equivalent to the number of days AZCOM has delayed in the remittance of the downpayment from the said ten (10) day period.


17   LIMITATION OF LIABILITY
     -----------------------

     The Parties shall be liable only for damages directly caused through their own fault or negligence.

18   FORCE MAJEURE
     -------------

     18.1 The Parties shall not be liable for the non-performance of any of its obligations under this Contract when such inability is due solely to an event of force majeure which (a) directly affects the performance of a Party's obligations under this Contract and (b) the occurrence of which event is not traceable to the fault or negligence of the said Party.

     18.2 The events of force majeure shall include, but not be limited to: (a) earthquakes, floods, typhoons, or epidemics; (b) war, rebellion, insurgency, riots, or invasion of the Philippines by another country;
          (c) strikes, lockouts, boycotts or other forms of work stoppage; and
          (d) government embargo, restriction, or commandeering of the vessel carrying the Equipment.

     18.3 In case an event of force majeure happens, the affected Party shall exert its best efforts to comply with its obligations under this Contract. If an event of force majeure prevents the carrying out of only a portion of the Project and that portion is not critical to the accomplishment of the Project as a whole, the affected Party shall continue to perform its obligations on the portion not affected by the event of force majeure.

     18.4 The Party invoking an event of force majeure must immediately notify in writing the other Party and specify which of its obligations it is prevented from complying with by the event of force majeure, and give an estimate of the period during which it is likely that it shall be prevented from complying with the said obligations. After the occurrence of the event of force majeure is proven, the Schedule and the performance bond may, after discussions in good faith, be amended by Contract of the Parties.

     18.5 The amendment of the Schedule pursuant to Section 18.4 shall not give ACL the right to seek or demand an adjustment or modification of the Price.


19   CHANGES
     -------

     ACL may, after prior approval of AZCOM, alter or modify the technology of the Equipment, provided that the alteration or modification is of an equal or greater functionality to the original. In case an increase or decrease in the Price results as a consequence of any alteration or modification of the Equipment, the appropriate adjustment of the Price, and where necessary, the Schedule, or both, shall be undertaken by the Parties.


20   APPLICABLE DOCUMENTS
     --------------------

     The following annexes shall, by this reference, form an integral part of this Contract:

     Annex A   -    Equipment List and Price Schedule

     Annex B   -    AZCOM-ACL Protocol dated October 25, 1999

     Annex C   -    Joint Order No. 1-91 (Comprehensive Import Supervision
                    Scheme)

21   ORDER OF PRECEDENCE
     -------------------

     In case of any conflict in the interpretation of the terms and conditions of the various documents cited in this Contract, the order of precedence shall be: this Contract; Equipment List and Price Schedule (Annex A); Protocol (Annex B); Joint Order No. 1-91 (Annex C); and Services Contract.


22   SEVERABILITY
     ------------

     If any part, term or provision of this Contract shall become invalid or unenforceable, the validity or enforceability of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed as if this Contract did not contain the particular invalid or unenforceable part, term or provision.


23   SUCCESSION AND ASSIGNMENT
     -------------------------

     This Contract shall be binding upon the successors and assigns of the Parties and shall not be assigned in whole or in part by a Party without the prior written consent of the other party, and which consent shall not be unreasonably withheld.


24   TERMINATION
     -----------

     24.1 If either Party violates any provision of this Contract and if such default or violation continues for sixty (60) days after receipt of the Party in default of a written notice from the aggrieved Party, the aggrieved Party may terminate this Contract for any breach hereof by written notice to the other Party at least thirty (30) days prior to the intended date of termination.

     24.2 In the case of default on the part of ACL, AZCOM shall be entitled to retain and apply the balance, which may otherwise be due to ACL under this Contract to pay for the cost to complete the Project. If the said balance is not sufficient to cover the cost of the inoperative or non-functional Equipment or System, the additional cost needed to make the Equipment operative or functional shall be paid by ACL to AZCOM, upon termination of Contract.

     24.3 In the case of default on the part of AZCOM, AZCOM shall pay ACL the value of delivered Equipment.


25   ARBITRATION
     -----------

     25.1 In the event of any dispute or difference of opinion arising out of or relating to this Contract or breach thereof, the parties shall exert their best efforts to settle such dispute or difference amicably.

     25.2 If such dispute or difference is not amicably settled within sixty
          (60) calendar days from its occurrence, the matter shall be settled through arbitration by a panel of three (3) arbitrators, one to be named by each Party and the third arbitrator shall be chosen by the two earlier designated arbitrators. In case they fail to select a third arbitrator within fifteen (15) calendar days from the date they commenced the discussion of the said selection, the third arbitrator shall be appointed by the chairpersons of the National Bar Associations of the countries of the Parties. No one shall be nominated or act as an arbitrator who is in any way financially interested in this Contract or in the business affairs of any of the parties.

     25.3 If any Party is dissatisfied with the decision of the arbitrators, the Party concerned shall, within ten (10) calendar days from receipt of the decision, notify the arbitrators that it disputes the same and the matter shall thereupon be settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The arbitration proceedings shall be conducted in Geneva, Switzerland in the English Language. The resulting award shall be final and binding on the parties.


26   INTERPRETATION
     --------------

     26.1 The table of contents and headings of the sections are included for convenience of reference only. They shall not affect the construction and interpretation of any provision of this Contract. The word "hereof" is used in this Contract to refer to this Contract as a whole and not to any individual section or part of this Contract. Reference to sections are to sections of this Contract.

     26.2 To interpret the commercial terms and abbreviations used in this Contract, which have not been otherwise defined, the provisions of the latest issue of INCOTERMS shall be used. All the other terms and conditions of this Contract shall be interpreted in accordance with the laws of New York State, USA provided that nothing in this Section 26 shall be construed to authorize the amendment or modification of the annexes cited in Section 20 hereof.

     26.3 Any granting of time and other indulgence or waiver of obligation on the part of one party to the other shall be isolated or peculiar to that particular occasion or purpose and shall be without prejudice to future compliance with the terms and conditions of this Contract.


27        ADDRESSES
          ---------

     27.1 AZCOM and ACL specify their respective addresses as follows:


          For AZCOM:


          AZCOM CORPORATION
          8/F DPC Place, 2322 Chino Roces Avenue
          Makati City, Philippines

          Attention:  Felizardo P. dela Merced

          For ACL:


          AIRSPAN COMMUNICATIONS LIMITED
          Cambridge House, Oxford Road
          Uxbridge Middlesex, UB8 1UN UK

          Attention:  Henrik Smith-Petersen

     27.2 Any letter or notice sent to these addresses shall be considered delivered upon its actual receipt by the addressee. In the event any party changes its address, it shall notify the other party of the change of address in writing within five (5) calendar days from the date the change of address took effect.


28   EXECUTION IN COUNTERPARTS
     -------------------------

     This Contract may be executed in counterparts by both Parties and shall become effective upon receipt by either Party of a copy of this Contract duly executed by the other.


29   EFFECTIVITY OF THE CONTRACT
     ---------------------------

     This Contract shall become effective after it is signed by AZCOM and ACL.



IN WITNESS WHEREOF, the parties have affixed their signatures on the date and place first above written.



AZ COMMUNICATIONS                   AIRSPAN COMMUNICATIONS LIMITED
NETWORK INCORPORATED


By:                                  By:



________________________             ____________________________


                         Witnessed By:



________________________             ____________________________

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